COVENANT TRANSPORT ANNOUNCES FOURTH QUARTER EXPECTATIONS AND RELATED CONFERENCE CALL

CHATTANOOGA, TENNESSEE - January 15, 2007 - Covenant Transport, Inc. (Nasdaq/NMS:CVTI) anticipates results will be in the range of a loss $.05 to $.10 per share. Additionally, the company will be releasing its fourth quarter results after the market closes on Thursday, January 25 and will be hosting a conference call on Friday, January 26, at 9:00 a.m. Eastern Time to discuss the quarter. Individuals may access the call by dialing 800-603-1780 (U.S./Canada) and 706-643-0889 (International), access code 6571538. An audio replay will be available for one week following the call at 800-642-1687, access code 6571538.

Chairman and Chief Executive Officer, David R. Parker, stated: "The main factor affecting the quarter was the lack of the normal peak shipping season. Our consolidated freight revenue, excluding fuel surcharge revenue, is expected to be up approximately 7% versus the fourth quarter of 2005 mainly driven by the full quarter effect of the acquisition of Star Transportation and the continued growth of our Covenant Solutions subsidiary. However, we expect our equipment utilization, or miles per tractor, to be down around 3% versus the same quarter last year. While our average freight revenue per total mile, which excludes fuel surcharges, is expected to be up about 1% sequentially over the third quarter of 2006, we expect it to decline approximately 2% compared with the fourth quarter of 2005. Freight revenue per tractor per week, is expected to be down approximately 5% versus the fourth quarter of 2005. Additionally, we expect our after-tax cost per mile to increase approximately 4% versus the fourth quarter of 2005.

“Additionally, as a result of our continued review of underperforming assets and examining means to streamline and improve efficiencies within the consolidated group, we have made the decision to consolidate the solo operations of the Covenant Temperature Control service offering into SRT and the team operations into our Covenant Expedited service offering. Approximately 170 solo trucks have moved to SRT while 115 team trucks have moved to the Expedited service offering. We expect this transition will improve the overall efficiency of our Company while providing additional capacity to the strategic markets and customers that both companies serve. The transition of the operations took place on January 14.”

Covenant Transport, Inc. is a group of transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas, and Star Transportation of Nashville, Tennessee. The group operates one of the ten largest fleets in North America as measured by revenue. For financial and statistical information regarding the Company, please visit our website at www.covenanttransport.com. The Company's Class A common stock is traded on the Nasdaq National Market under the symbol, "CVTI."

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements. In this press release, the statements relating to expectations concerning the range of estimated diluted earnings per share, equipment utilization, average freight revenue per total mile, freight revenue per tractor per week, consolidated revenue, after-tax cost per mile, the primary contributors to higher costs, and results from moving assets between service offerings are all forward-looking statements. Such items have not been subject to all of the review procedures associated with the release of actual financial results and are premised on certain assumptions. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: our ability to successfully integrate Star Transportation into our consolidated group; our ability to successfully manage the downsizing of a portion of our operations at Covenant Transport; our ability to dispose of tractors and trailers on the schedule and for the prices we expect; tractor and trailer build and delivery schedules; our success in restructuring the company’s operations around the identified service offerings; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; additional changes in management's estimates of liability based upon such experience and development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; the ability to successfully execute the Company's initiative of improving the profitability of single-driver freight movements; the ability to control increases in operating costs; and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Joey B. Hogan, Executive VP and Chief Financial Officer  (423) 825-3336
hogjoe@covenanttransport.com

Donald Rutledge, Director of Finance and Business Development (423) 822-4540
rutdon@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant  (423) 825-3357
perkim@covenanttransport.com